UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2022

Rave Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RAVE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2022, Rave Restaurant Group, Inc. (the “Company”) entered into a Stock Purchase Agreement with Hallmark Financial Services, Inc. (“Hallmark”) pursuant to which the Company purchased from certain direct or indirect subsidiaries of Hallmark an aggregate of 2,246,086 shares of the Company’s common stock at a price of $1.60 per share, resulting in an aggregate purchase price of $3,593,738.  The price per share represented the average closing price of the Company’s common stock on the Nasdaq Capital Market for the preceding 15 trading days.  The transaction was approved by the Audit Committee of the Company, which consists of all of the independent directors of the Company.  The Chairman of the Company, Mark E. Schwarz, who is also the Executive Chairman and Chief Executive Officer of Hallmark, recused himself from all deliberations with respect to the Stock Purchase Agreement with Hallmark.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Stock Purchase Agreement dated December 21, 2022, between Rave Restaurant Group, Inc. and Hallmark Financial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVE RESTAURANT GROUP, INC.

Date: December 23, 2022	By:	/s/ CLINTON D. FENDLEY
Clinton D. Fendley
Chief Financial Officer
(principal financial officer)